Midas Funds
As of April 30, 2001
Page 3









                                                            As of April 30, 2001



Midas Funds
11 Hanover Square
New York, New York 10005

Attention: Thomas B. Winmill, President

     RE:  Amendment to $15,000,000 Redemption Line of Credit


Ladies and Gentlemen:

     State Street Bank and Trust Company (the "Bank") has made available a $15 million uncommitted, unsecured redemption line of credit (the "Uncommitted Line of Credit") to Midas U.S. and Overseas Fund Ltd., Dollar Reserves, Inc., Midas Magic, Inc., Midas Fund, Inc., Midas Investors Ltd., and Midas Special Equities Fund, Inc. (collectively the "Borrowers" and each, a "Borrower"), as described in a letter agreement dated July 1, 1997, by and between the Borrowers and the Bank (as amended, the "Letter Agreement"). All obligations of the Borrowers arising under the Uncommitted Line of Credit are evidenced by a promissory note in the original principal amount of $15,000,000 dated as of July 1, 1997, and executed by the Borrowers to the order of the Bank (as amended, the "Note"). Capitalized terms not hereinafter defined shall have the same meanings as set forth in the Letter Agreement and its related documents.

     The Borrowers have requested, and the Bank has agreed, to remove Midas Magic, Inc., a Maryland corporation, as a "Borrower" from the terms of the Letter Agreement. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers and the Bank hereby agree as follows:


I.   Amendment to Letter Agreement

     The Borrowers and the Bank hereby agree that, upon payment of all outstanding principal, interest, and fees, if any, owing by such Borrower to the Bank under the terms of the Letter Agreement, the Uncommitted Line of Credit shall terminate with respect to Midas Magic, Inc. with the effect that such entity shall no longer be a "Borrower" under the terms of the Letter Agreement, and the Letter Agreement is hereby deemed amended to reflect the foregoing.


II.  Amendment to Note

     Effective as of the date hereof, Midas Magic, Inc. is hereby terminated as a "Borrower" under the terms of the Note, and the Note is hereby deemed amended to reflect the foregoing.

III. Miscellaneous

     1. The Appendix I to each of the Letter Agreement, the Federal Reserve Form U-1 dated July 1, 1998 executed on behalf of the Borrowers and delivered to the Bank (the "Form U-1"), and the Instruction and Confirmation Certificate is hereby deleted and the Appendix I attached hereto is substituted therefor.

     2. Other than as amended hereby, all terms and conditions of the Letter Agreement, the Note, the Form U-1, the Instruction and Confirmation Certificate, and all related documents are ratified and affirmed as of the date hereof in order to give effect to the terms hereof and each Borrower represents and warrants to the Bank that no default or event of default has occurred thereunder.

     3. Upon receipt of a fully executed copy of this letter amendment and such other documents or instruments as the Bank may reasonably request, this letter amendment shall be deemed to be an instrument under seal and an amendment to the Letter Agreement, the Note, the Form U-1, and the Instruction and Confirmation Certificate to be governed by the laws of The Commonwealth of Massachusetts.

     4. This letter amendment may be executed in counterparts each of which shall be deemed to be an original document.

     If the foregoing is acceptable to you, please have an authorized officer of each Borrower execute this letter amendment below where indicated and return the same to the undersigned.


                                  Very truly yours,

                                  STATE STREET BANK AND TRUST COMPANY


                                  By:  /s/ Paul J. Koobatian
                                       ---------------------------------
                                       Paul J. Koobatian, Vice President



Accepted:

Midas U.S. and Overseas Fund Ltd.,
Dollar Reserves, Inc.,
Midas Fund, Inc.,
Midas Investors Ltd., and
Midas Special Equities Fund, Inc.


By:  /s/ Thomas B. Winmill
     --------------------------------
Title:   President


Acknowledged:

STATE STREET BANK AND TRUST COMPANY, as Custodian


By: /s/ Joseph L. Hooley
    ---------------------------------
Title:  Executive Vice President

                                   APPENDIX I



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Borrower                                   Investment Adviser
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Midas U.S. and Overseas Fund Ltd.          Midas Management Corporation
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Dollar Reserves, Inc.                      Midas Management Corporation
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Midas Fund, Inc.                           Midas Management Corporation
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Midas Investors Ltd.                       Midas Management Corporation
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Midas Special Equities Fund, Inc.          Midas Management Corporation
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